EXHIBIT 23.1	CONSENT OF STOECKLEIN LAW GROUP

STOECKLEIN LAW GROUP, A PROFESSIONAL CORPORATION

PRACTICE LIMITED TO FEDERAL SECURITIES

Emerald Plaza	Telephone: (619) 595-4882
402 West Broadway	Facsimile: (619) 595-4883
Suite 400	email: djs@slgseclaw.com
San Diego, California 92101	web: www.slgseclaw.com

February 28, 2006

Board of Directors

LitFunding Corp.

3700 Pecos McLeod, Suite 100

Las Vegas, Nevada 89119

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Member of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Donald J. Stoecklein

Donald J. Stoecklein
Stoecklein Law Group